UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 1, 2014

Date of Report (Date of earliest event reported)

Auspex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36292	95-4862842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3366 N. Torrey Pines Court, Suite 225 San Diego, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Directors

On May 6, 2014, we appointed each of Lynn D. Bleil and R. Scott Greer to our Board of Directors, to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified, or until her or his earlier death, resignation or removal. Concurrently with Ms. Bleil’s and Mr. Greer’s appointment to the Board, the Compensation Committee of the Board determined that each of Ms. Bleil and Mr. Greer is an “Eligible Director” as that term is defined in our Non-Employee Director Compensation Policy, as amended. Accordingly, effective May 6, 2014, Ms. Bleil and Mr. Greer became participants in our Non-Employee Director Compensation Policy and received an automatic grant thereunder of an option to purchase up to 20,000 shares of our common stock at an exercise price of $18.13 per share. Ms. Bleil and Mr. Greer are also expected to enter into our standard form of indemnification agreement.

Concurrently with her appointment to the Board, Ms. Bleil was also appointed to serve on the Nominating & Corporate Governance Committee of the Board.

Concurrently with his appointment to the Board, Mr. Greer was also appointed to serve on the Audit Committee and the Compensation Committee of the Board.

(e)	2014 Executive Officer Base Salary

On May 1, 2014, our Board of Directors, based on the recommendation of our Compensation Committee, approved 2014 base salaries for our executive officers. The 2014 base salaries are effective as of May 1, 2014. The following table sets forth 2014 base salaries for our named executive officers:

Name	Title	2014 Base Salary
Pratik Shah, Ph.D.	Chief Executive Officer	$500,000
John P. Schmid	Chief Financial Officer	$340,000
Andreas Sommer, Ph.D.	Chief Scientific Officer	$300,000
David Stamler, M.D.	Chief Medical Officer	$320,000

2014 Executive Bonus Plan

On May 1, 2014, our Board of Directors, based on the recommendation of our Compensation Committee, also approved our 2014 Executive Bonus Plan, or 2014 Bonus Plan. Under the 2014 Bonus Plan, our executive officers are provided with the opportunity to earn bonus payments calculated based upon the achievement of specified corporate and individual goals, with each executive officer being assigned a corporate and individual goal weighting. Under the 2014 Bonus Plan, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s 2014 base salary, based on the individual’s role and title in the company.

Under the 2014 Bonus Plan, the target bonus opportunity as a percentage of 2014 base salary and corporate and individual goal weighting for each of our named executive officers is as follows:

Name	Title	Target Bonus	Corporate	Individual
Pratik Shah, Ph.D.	Chief Executive Officer	50%	100%	0%
John P. Schmid	Chief Financial Officer	35%	75%	25%
Andreas Sommer, Ph.D.	Chief Scientific Officer	35%	75%	25%
David Stamler, M.D.	Chief Medical Officer	35%	75%	25%

The corporate goals under the 2014 Bonus Plan are a combination of clinical development goals, operational goals and strategic goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auspex Pharmaceuticals, Inc.
Dated: May 7, 2014
	By:	/s/ Pratik Shah
Pratik Shah, Ph.D. President and Chief Executive Officer